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                                                                    EXHIBIT 99.1

                            HAWAIIAN AIRLINES, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT

                                Pursuant to the

                            1994 STOCK OPTION PLAN


     This Nonqualified Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between Hawaiian Airlines, Inc., a Hawaii corporation (the "Company") and the person named below as Optionee.

     WHEREAS, Optionee is an Eligible Employee of the Company, and

     WHEREAS, pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"), an option to purchase shares of the Class A Common Stock of the Company (the "Common Shares") has been granted to Optionee, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1.  Grant of Option; Certain Terms and Conditions.  The Company hereby
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grants to Optionee, conditioned on obtaining approval by the Company's shareholders of the 1994 Plan as provided in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, and Optionee hereby accepts, as of the Date of Grant indicated below, and conditioned on such shareholder approval, an option (the "Option") to purchase the number of Common Shares indicated below (the "Option Shares") at the Exercise Price per share indicated below. The Option shall expire at 5:00 p.m. (local time at the Company's principal executive office) on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in the 1994 Plan and this Agreement.

     Optionee:                         ___________________________________

     Date of Grant:                    ___________________________________

     Number of shares purchasable:     ___________________________________

     Exercise Price per share: The Exercise Price shall be equal to 25% of the average of the closing prices, as reported on the American Stock Exchange, for the Class A Common Shares for the 10 consecutive trading days that the

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     Class A Common Stock Shares trade on the American Stock Exchange beginning
     June 26, 1995.

     Expiration Date:  February 2, 2005

     Vesting Rate:  100% on February 2, 1996

     2.  Nonqualified Stock Option.  The Option is not intended to qualify as an
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incentive stock option under Section 422 of the Internal Revenue Code (the
"Code").

     3.  Acceleration and Termination of Option.
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     (a)  Expiration of Option.  The Option shall expire upon the first to occur
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of the following:

          (i)  The tenth anniversary of the Date of Grant of the Option; or

         (ii)  An event causing expiration pursuant to the terms of the 1994
     Plan.

     (b)  Acceleration of Option.  The Option shall become fully exercisable
          ----------------------
notwithstanding the vesting rate specified above in accordance with the provisions of the 1994 Plan.

     4.  Exercise.  The Option shall be exercisable during Optionee's lifetime
         --------
only by Optionee or by his or her guardian or legal representative, and after Optionee's death only by the person or entity entitled to do so under Optionee's last will and testament or applicable interstate law. The Option may only be exercised by the delivery to the Company of a written notice of such exercise pursuant to the notice procedures set forth in Section 5 hereof, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price for such shares (the "Exercise Price"), together with payment in full of such aggregate Exercise Price. The Exercise Price shall be payable in legal tender of the United States, in Common Shares delivered by or on behalf of the Optionee or retained by the Company from the Common Shares otherwise issuable upon exercise and valued at Fair Market Value as of the date of exercise or in such other consideration as the Committee may deem acceptable.

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     5.  Notices.  Any notice given to the Company shall be addressed to the
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Company at 3375 Koapaka Street, Suite G-350, P.O. Box 3008, Honolulu, Hawaii
96820-0008, Attention: Corporate Secretary, or at such other address as the Company may hereinafter designate in writing to Optionee. Any notice given to Optionee shall be sent to the address set forth below Optionee's signature hereto, or at such other address as Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States Government.

     6.  Stock Exchange Requirements; Applicable Laws.  Notwithstanding anything
         --------------------------------------------
to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     7.  Nontransferability.  Neither the Option nor any interest therein may
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be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

     8.  1994 Plan.  THE OPTION IS GRANTED PURSUANT TO THE 1994 PLAN, AS IN
         ---------
EFFECT ON THE DATE OF GRANT, AND IS SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE 1994 PLAN, AS THE SAME MAY BE AMENDED FROM TIME TO TIME; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT SHALL DEPRIVE OPTIONEE, WITHOUT HIS OR HER CONSENT, OF THE OPTION OR ANY OF OPTIONEE'S RIGHTS UNDER THIS AGREEMENT. A COPY OF THE 1994 PLAN AS IN EFFECT ON THE DATE OF GRANT IS ATTACHED HERETO AS EXHIBIT A AND IS INCORPORATED HEREIN BY THIS REFERENCE. ALL CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED, SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE 1994 PLAN. THE INTERPRETATION AND CONSTRUCTION BY THE COMMITTEE OF THE 1994 PLAN, THIS AGREEMENT, THE OPTION AND SUCH RULES AND REGULATIONS AS MAY BE ADOPTED BY THE COMMITTEE FOR THE PURPOSE OF ADMINISTERING THE 1994 PLAN SHALL BE FINAL AND BINDING UPON OPTIONEE. UNTIL THE OPTION SHALL EXPIRE, TERMINATE OR BE EXERCISED IN FULL, THE COMPANY SHALL, UPON WRITTEN REQUEST THEREFOR, SEND A COPY OF THE 1994 PLAN, IN ITS THEN-CURRENT FORM, TO OPTIONEE OR ANY OTHER PERSON OR ENTITY THEN ENTITLED TO EXERCISE THE OPTION.

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     9.  Employment Rights.  No provision of this Agreement shall (a) confer
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upon Optionee any right to continue in the employ of the Company, (b) affect the right of the Company to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the 1994 Plan. Optionee hereby acknowledges and agrees that the Company may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company are parties to a written employment agreement that expressly provides otherwise.

     10.  Governing Law.  This Agreement and the Option granted hereunder shall
          -------------
be governed by and construed and enforced in accordance with the laws of the State of Hawaii.

     11.  Entire Agreement.  This Agreement, together with the 1994 Plan,
          ----------------
which is incorporated herein by reference, constitutes the entire agreement of the parties with respect to the matters covered herein and supersedes all other prior written or oral agreements or understandings of the parties with respect to the matters covered herein. Optionee acknowledges that he or she has no right to receive any additional Options unless and until such time, if any, that the Committee, in its sole discretion, may approve the grant thereof, and that the Company has not made any representation to the Optionee regarding future or additional Option grants, or any other option related matters. The grant of any options must be in writing.

     12.  Representation of Optionee.  Optionee represents to the Company as
          --------------------------
follows:

          (i) The Option will be taken and received for my own account and not with a view to or for sale in connection with any distribution thereof,

         (ii) I have a preexisting personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of my business or financial experience, I can protect my own interests in connection with my receipt and exercise of the Option; and

        (iii) I have been advised that significant tax issues arise from my receipt of and exercise of the Option; I will consult my own tax advisor with respect to such tax issues; and I am not relying on the Company for tax advice with respect to my receipt and exercise of the Option.

     IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

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HAWAIIAN AIRLINES, INC.                OPTIONEE

By:_______________________             ______________________________
   Name:  Bruce R. Nobles                         Signature

   Title:  Chairman, President         ______________________________
   and Chief Executive Officer                  Street Address

                                       ______________________________
                                          City, State and Zip Code

                                       ______________________________
                                           Social Security Number

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